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                                                            EXHIBIT 23.1


                           [Hobe & Lucas Letterhead]

                                 March 28, 2000


Mr. James Rallo
President and Chief Executive Officer
American Stone Industries, Inc.
8705 Quarry Road
P.O. Box 261
Amherst, OH 44001

                              RE:  Consent to Incorporation of
                                   Independent Auditors' Report

Dear Mr. Rallo:

     This firm was the independent auditor for American Stone Industries, Inc. (the "Company") for the fiscal year ended December 31, 1999. In this context, we understand that the Company is filing a Form 10-KSB with the Securities & Exchange Commission and has filed a Form S-8 with the Securities & Exchange Commission (registration number 333-74899).

     Pursuant to Rule 601(b)(23), this letter will serve as our consent for the Company to file with the Form 10-KSB and incorporate by reference in the Form S-8 our Independent Auditors' Report dated February 4, 2000 for fiscal year ended December 31, 1999 and to the reference of Hobe & Lucas, Certified
Public Accountants, Inc. therein.


                                   /s/ Hobe & Lucas

                                   Hobe & Lucas,
                                   Certified Public Accountants, Inc.